UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 3, 2008

MIDWEST BANC HOLDINGS, INC.

(Exact Name of Company as Specified in Its Charter)

Delaware	001-13735	36-3252484
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

501 West North Avenue	60160
Melrose Park, Illinois	(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: (708) 865-1053
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.
     On November 3, 2008, Midwest issued its third quarter earnings release. Attached as Exhibit 99.1 is a copy of the press release relating to the earnings results, which is incorporated by reference herein, and was not included when the report on Form 8-K was filed on November 7, 2008.
     Note: the information in this report provided in item 2.02 (including the exhibit) is furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 7.01	Regulation FD Disclosure.
     On November 3, 2008, Midwest announced that it had been preliminarily approved to sell $85.5 million of preferred stock and warrants for approximately $12.8 million of its common stock to the U.S. Treasury as part of the Treasury’s Capital Purchase Program. Attached as Exhibit 99.2 is a copy of a press release relating to this announcement, which is incorporated by reference herein, and was not included when the report on Form 8-K was filed on November 7, 2008.
     Note: the information in this report provided in item 7.01 (including the exhibit) is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.
     99.1 Press Release of Midwest Banc Holdings, Inc., dated November 3, 2008.
     99.2 Press Release of Midwest Banc Holdings, Inc., dated November 3, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Midwest Banc Holdings, Inc.
	By:	/s/ JoAnn Sannasardo Lilek
JoAnn Sannasardo Lilek,
November 10, 2008		Executive Vice President and Chief Financial Officer

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